Exhibit 10.1

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of May 18, 2004, by and among GEO Holdings Corp., a Delaware corporation (the “Company”), Code Hennessy & Simmons IV LP, a Delaware limited partnership (“CHS”), CHS Associates IV (“CHS Associates”) and each of the other Persons who is not a member of the CHS Group (as defined below) listed on the signature pages attached hereto or who otherwise hereafter becomes a party to this Agreement by executing the Joinder attached as Exhibit A (each a “Minority Stockholder”). Members of the CHS Group and the Minority Stockholders are collectively referred to herein as the “Stockholders,” and are individually referred to herein as a “Stockholder.” Otherwise undefined capitalized terms used herein are defined in Section 8 hereof.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Board of Directors.

(a)                                  From and after the date hereof and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of his, her or its Stockholder Shares entitled to vote thereon and any other voting securities of the Company over which such Stockholder has voting control and shall take all other reasonable or necessary actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i)                                     the authorized number of directors on the Company’s board of directors (the “Board”) shall be established at four or such other number as CHS shall determine from time to time;

(ii)                                  three representatives (or such greater number of representatives that would constitute not less than a majority of the directors on the Board) as are designated by CHS from time to time shall be elected to the Board (the “CHS Directors”);

(iii)                               the individual serving as the chief executive officer of the Company from time to time shall be elected to the Board (the “Executive Director”);

(iv)                              the composition of the board of directors of each of the Company’s subsidiaries (a “Sub Board”) shall be as determined by the Board;

(v)                                 the removal from the Board or a Sub Board (with or without cause) of any CHS Director shall be only upon the written request of CHS;

(vi)                              if the Executive Director ceases to be the chief executive officer of the Company for any reason, such individual shall be removed as a director promptly after such cessation; and

(vii)                           in the event that any representative designated by CHS hereunder for any reason ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by CHS.

(b)                                 The Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

(c)                                  If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company’s bylaws and applicable law.

2.                                       Restrictions on Transfer of Stockholder Shares.

(a)                                  Transfer of Stockholder Shares. No Minority Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any interest in such Minority Stockholder’s Stockholder Shares without the prior written consent of the Company, except pursuant to (A) the provisions of Section 2(c) or 2(d) below, (B) a Public Sale, (C) an Employee Repurchase Event, (D) an Approved Sale (each of (A), (B), (C) and (D) an “Exempt Transfer”), or (E) the provisions of Section 2(b) below.

(b)                                 First Refusal Rights.

(i)                                     In the event that a Minority Stockholder proposes to Transfer any Stockholder Shares (except pursuant to an Exempt Transfer), such Minority Stockholder (a “Selling Minority Stockholder”) shall deliver written notice (an “Offer Notice”) to the Company and to CHS. The Offer Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number and class of such Stockholder Shares to be transferred, and the terms and conditions of the proposed Transfer. The Selling Minority Stockholder shall not consummate any Transfer until 35 days after the Offer Notice has been given to the Company and CHS, unless the parties to the Transfer have been finally determined pursuant to this Section 2(b) before the expiration of such 35-day period. The date of the first to occur of such events is referred to herein as the “Authorization Date.”

(ii)                                  The Company may elect to purchase all (but not less than all) of such Stockholder Shares as specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Selling Minority Stockholder and to CHS as soon as practical but in any event within 15 days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such 15-day period, CHS may elect to purchase all (but not less than all) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Selling Minority Stockholder as soon as practical but in any event within 30 days after delivery of the Offer Notice (the “Election Period”). If, pursuant to this Section 2(b), the Company or CHS has elected to purchase all of the Stockholder Shares specified in the Offer Notice from the Selling Minority Stockholder, the Transfer will be consummated in accordance with the terms of the Offer Notice as soon as practicable after the delivery of the election notice, but in any event within 30 days after the expiration of the Election Period. If, pursuant to this Section 2(b), one of the Company or CHS has not elected to purchase all of the Stockholder Shares being offered, the Selling Minority Stockholder may, within 60 days after the expiration of the Election Period, transfer all (but not less than all) of such Stockholder Shares to the third party(ies) identified in the Offer Notice at a price no less than the price per Stockholder Share specified in the Offer Notice and on other terms no more favorable to the transferee(s) than the terms specified in the Offer Notice. Any Stockholder Shares not transferred within the 60-day period after the Election Period shall be reoffered to the Company and CHS pursuant to this Section 2(b) before any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time.

(c)                                  Minority Participation Rights. At least 30 days before a Transfer (other than an Exempt Transfer) by CHS or its Affiliates of any Stockholder Shares, CHS will deliver a written notice (the “Sale Notice”) to the Company and to each of the Minority Stockholders, specifying in reasonable detail the identity of the prospective transferee(s), the identity, number, and class or classes of Stockholder Shares to be transferred by CHS or its Affiliates, an estimate of each Minority Stockholder’s pro rata share of transaction expenses and the terms and conditions of the proposed Transfer. In the event that any Minority Stockholders holds the class of Stockholder Shares which are to be transferred, or securities exercisable, convertible or exchangeable for the class of Stockholder Shares which are to be transferred, such Minority Stockholder may elect to participate in the contemplated Transfer by delivering written notice to CHS within 15 days after delivery of the Sale Notice. If any such Minority Stockholder has elected to participate in such Transfer (each a “Participating Minority Stockholder”), then CHS or its Affiliates and each Participating Minority Stockholder will be entitled to transfer in the contemplated Transfer, at the same price and on the same terms specified in the Sale Notice, a number of Stockholder Shares of such class, or securities exercisable, convertible or exchangeable for Stockholder Shares of such class, equal to the number of Stockholder Shares of such class and securities convertible or exchangeable for Stockholder Shares of such class to be transferred in the contemplated Transfer multiplied by a fraction, the numerator of which is (A) the number of Stockholder Shares of such class and securities convertible or exchangeable for

Stockholder Shares of such class held by such Person on an as-if converted or exchanged basis, and the denominator of which is (B) the aggregate number of Stockholder Shares of such class and securities convertible or exchangeable for Stockholder Shares of such class held by CHS or its Affiliates and all Participating Minority Stockholders on an as-if converted or exchanged basis. CHS shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Minority Stockholders in any contemplated Transfer, and CHS or its Affiliates shall not Transfer any Stockholder Shares to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Participating Minority Stockholders at the same price and on the same terms as specified in the Sale Notice, or (B) CHS agrees to purchase the number of Stockholder Shares that any Participating Minority Stockholder would have been entitled to Transfer pursuant to this Section 2(c) at the same price and on the same terms as specified in the Sale Notice. If, within 15 days after the delivery of the Sale Notice, no Minority Stockholder delivers to CHS written notice of its election to participate in the contemplated Transfer, then CHS or its Affiliates will be entitled to Transfer to the prospective transferee(s) specified in the Sale Notice the number of Stockholder Shares specified in the Sale Notice on the terms and conditions specified therein. Notwithstanding anything in this Section 2(c) to the contrary, if CHS or its Affiliates intends to simultaneously Transfer a combination of more than one class of Stockholder Shares and/or other debt or equity securities, and any Minority Stockholder holds or has the right to acquire both such classes of Stockholder Shares and/or other debt or equity securities, such Minority Stockholder may only participate in such Transfer if such Minority Stockholder Transfers all such classes of Stockholder Shares and/or other debt or equity securities in accordance with the formulae set forth in this Section 2(c) above.

(d)                                 Permitted Transfers. Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions contained in this Sections 2 shall not apply to:

(i)                                     any Transfer of Stockholder Shares by any Stockholder to or among any of its Affiliates;

(ii)                                  a Transfer of Stockholder Shares by any Stockholder pursuant to the laws of descent and distribution or to or among such Stockholder’s Family Group; or

(iii)                               in the case of CHS, a Transfer of up to 5% in the aggregate of any class of Stockholder Shares held by CHS as of the date hereof to employees of, consultants to, and advisors to CHS, the Company, or any of their Affiliates.

3.                                       Preemptive Right.

(a)                                  If the Company authorizes the issuance or sale of any New Securities, the Company shall offer to sell to each holder of Common Stock and/or Rollover Common Options (a “Preemptive Holder”) a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such holder at such time plus the number of shares of Common Stock issuable to such holder upon exercise of the Rollover

Common Options at such time by (2) the total number of shares of Common Stock then issued and outstanding plus the total number of shares of Common Stock issuable upon exercise of all then outstanding and exerciseable Rollover Common Options. Each Preemptive Holder shall be entitled to purchase such stock or securities on the same terms as such stock or securities are to be offered to third parties; provided that if such third parties are required to also purchase other securities of the Company, Preemptive Holders exercising their rights pursuant to this paragraph shall also be required to purchase the same class and series of securities (in the same proportion and on the same terms and conditions) that such third parties are required to purchase. The purchase price payable for the stock and securities offered to the Preemptive Holders hereunder shall be payable in cash or, to the extent otherwise required hereunder, by notes issued by such holders.

(b)                                 In order to exercise its purchase rights hereunder, each Preemptive Holder must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment deliver a written notice to the Company describing its election hereunder.

(c)                                  Upon the expiration of the offering period described above, the Company shall be entitled to sell such stock or securities which Preemptive Holders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the Preemptive Holders pursuant to the terms of this paragraph.

4.                                       Sale of the Company.

(a)                                  If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company to an Independent Third Party (an “Approved Sale”), each holder of Stockholder Shares entitled to vote thereon shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding; provided that such terms and conditions are no less favorable to the Minority Stockholders than the terms and conditions applicable to CHS and its Affiliates and; provided further that CHS may require each of the Minority Stockholders to sell the same percentage of his, her or its securities as CHS is selling of its securities, on the same terms as CHS and its Affiliates. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.

(b)                                 The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i)

upon the consummation of the Approved Sale, each holder of Stockholder Shares (in his, her or its capacity as such) shall have the right to receive the same form of consideration and the same amount of consideration per share for each class of Stockholder Shares held by such holder applicable to each class; (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received or any other right or benefit with respect to the Approved Sale, each holder of such class of Stockholder Shares shall be given the same option, right or benefit (other, in the case of clause (i) or this clause (ii), than any option, right or benefit to be received by a Stockholder on account of such person’s employment relationship with the Company (e.g., stay bonus, noncompetition agreement, right to reinvest or roll over equity, etc.)); and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Stockholder Shares received by holders of such class of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such class of Stockholder Shares of such rights to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares represented by such rights.

(c)                                  Each Stockholder will bear his, her or its pro rata share (based upon the number of shares of Common Stock to be sold) of the reasonable out-of-pocket costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all such holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Stockholder Shares on their own behalf will not be considered costs of the Approved Sale. Each Stockholder transferring Stockholder Shares pursuant to an Approved Sale shall be obligated, severally, not jointly, to join on a pro rata basis (based on the number of shares of Common Stock to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Stockholder Shares) (the “Company Indemnity Obligations”). Notwithstanding the foregoing, no Stockholder shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the transferees with respect to Company Indemnity Obligations in an amount in excess of the net proceeds paid to such Stockholder in connection with the Approved Sale.

(d)                                 In the event of a sale or exchange by the holders of Stockholder Shares of all or substantially all of the Stockholder Shares by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise, including an Approved Sale. the Company and each Stockholder shall take all necessary and desirable actions in order that each holder of Stockholder Shares shall receive in exchange for such holder’s Stockholder Shares the same portion of the aggregate consideration from such sale or exchange that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such sale or exchange.

(e)                                  In order to secure each Minority Stockholder’s obligation to vote his Stockholder Shares entitled to vote thereon and other voting securities of the Company in accordance with the provisions of this Section 4, each Minority Stockholder who is an individual hereby appoints each CHS Director (as in effect from time to time) as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Shares and other voting securities of the Company for the matters expressly provided for in this Section 4. Each CHS Director may exercise the irrevocable proxy granted to him hereunder at any time any Minority Stockholder who is an individual fails to comply with the provisions of this Section 4. The proxies and powers granted by each Minority Stockholder who is an individual pursuant to this Section 4(e) are coupled with an interest and are given to secure the performance of such Minority Stockholder’s obligations under this Section 4. Such proxies and powers shall be irrevocable for the term set forth in Section 4(f) below, and shall survive the death. incompetency, disability or bankruptcy of such Minority Stockholder and the subsequent holders of his, her or its Stockholder Shares.

5.                             Legends. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MAY 18, 2004, AMONG THE ISSUER AND CERTAIN OF THE ISSUER’S STOCKHOLDERS. AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The requirement that the above legend be placed upon certificates evidencing Stockholder Shares shall cease and terminate when the securities evidenced by such certificates cease to be Stockholder Shares as defined herein.

6.                             Representations and Warranties.

(a)                        Each party hereto represents and warrants individually and not jointly and severally to the other parties hereto as follows:

(i)                                     It has full power and authority to execute, deliver and perform its obligations under this Agreement.

(ii)                                  This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

(iii)                               The execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

(iv)                              No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

(v)                                 It is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

(vi)                              The representations and warranties contained in this Section 6 shall survive the execution and delivery of this Agreement.

(b)                                 Each of the Stockholders hereby represents that (i) at such time at which it acquired the Stockholder Shares held by it on the date hereof, it acquired such Stockholder Shares for its own account with the intention of holding such securities for purposes of investment, (ii) at such time at which it acquired the Stockholder Shares held by it as the date hereof, it had no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, and (iii) in connection with such acquisition, it had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such Stockholder Shares and had access to such other information concerning the Company as it requested.

7.                                       Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

8.                                       Definitions.

“Affiliate” means, as to any specified Person, (i) any shareholder, equity owner, officer, or director of such Person and their family members or (ii) any other Person which, directly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“CHS Group” means CHS, CHS Associates and each other Person who becomes a party to this Agreement who is designated as a member of the CHS Group in writing by CHS.

“Common Stock” means, collectively, the Company’s common stock, par value $.01 per share, and any capital stock of any class or series of capital stock of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Employee Repurchase Event” means a Transfer of Stockholder Shares to the Company or CHS pursuant to a mandatory repurchase or a repurchase option set forth in any Executive Securities Agreement between the Company and a Minority Stockholder.

“Family Group” means a Stockholder’s spouse and descendants (whether natural or adopted), any trust, family limited partnership or other entity that is and remains solely for the benefit of such Stockholder and/or such Stockholder’s spouse and/or descendants.

“Independent Third Party” means any Person, who immediately prior to the contemplated transaction (i) does not own in excess of 10% of the Company’s Common Stock on a fully-diluted basis (a “10% Owner”) and (ii) is not controlling, controlled by or under common control with any such 10% Owner.

“New Securities” shall mean any Common Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase Common Stock of the Company, and securities of any type whatsoever which are, or may become, convertible into Common Stock of the Company; provided, however, that the term “New Securities” does not include: (i) securities offered to the public pursuant to a registration statement filed by the Company (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon conversion of such securities); (ii) securities issued for the acquisition of another business by the Company by merger, purchase of substantially all the assets of such business or another reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such business (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon the conversion of such securities); (iii) securities issued to directors or employees of or consultants to the Company pursuant to an equity incentive plan, stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement or otherwise, in all cases approved by the Board (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon the conversion of such securities); (iv) securities issued in connection with an equipment lease, commercial loan, or research, development or licensing agreement or other similar business transaction, in all cases approved by the Board (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon the conversion of such securities); and (v) securities issued as a result of any stock split, stock dividend, capital reorganization, recapitalization, or reclassification of the Company’s Common Stock, distributable on a pro rata basis to all holders of the Company’s Common Stock.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act and, at any time after such registered public offering, any sale to the public pursuant to Rule 144 or Rule 144A promulgated under the Securities Act effected through a broker, dealer or market maker at a time when the Company is a reporting company under the Securities Exchange Act of 1934 and has filed all reports required thereunder.

“Rollover Common Options” means the options to purchase Common Stock pursuant to certain Executive Securities Agreements, each dated as of the date hereof, between the Company and certain Minority Stockholders.

“Sale of the Company” means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof (including without limitation, any merger, consolidation or other transaction or series of related transactions having the same effect) which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than CHS or its Affiliates, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business) to any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than CHS or its Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Stockholder Shares” means (i) any capital stock of the Company purchased or otherwise acquired by any Stockholder, (ii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, capital stock of the Company, whether or not then exercisable or convertible, (iii) any indebtedness of the Company which, by its terms, is designated as Stockholder Shares for purposes of this Agreement, (iv) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Company, whether or not then convertible or exchangeable, (v) any capital stock of the Company issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iv) above, and (vi) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (v) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular shares constituting

Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

9.                                       Transfers; Transfers in Violation of Agreement. Prior to transferring any Stockholder Shares to any Person, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

10.                                 Additional Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person who is not then a party hereto, the Company shall require such Person to become a party to this Agreement and succeed to all of the rights and obligations of a “Stockholder” under this Agreement by obtaining an executed Joinder to this Agreement, the form of which is attached hereto as Exhibit A, and, upon such execution, such Person shall for all purposes be a “Stockholder” party to this Agreement.

11.                                 Miscellaneous.

(a)                                  Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or the holders of Stockholder Shares unless such modification, amendment or waiver is agreed to in writing by (i) the Company, (ii) CHS and (iii) the holders of a majority of Stockholder Shares. Notwithstanding the foregoing, if an amendment or modification of this Agreement serves merely to add a party hereto, then such amendment or modification will be effective against the Company and the holders of Stockholder Shares if such amendment or modification is approved in writing by the Company, at least a majority of the holders of Stockholder Shares, and such new party hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b)                                 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)                                  Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of Stockholder Shares (or any portion thereof) as such shall be for the benefit of, and enforceable by, any subsequent holder of any Stockholder Shares (or of such portion thereof).

(e)           Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement.

(f)            Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(g)           Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) or by facsimile to the Company at the address set forth below and to the other parties at their respective addresses indicated in the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, and one day after deposit with a reputable overnight courier service. Notices given by facsimile will be deemed given when sent and confirmed electronically. The address of the Company is:

GEO Holdings Corp.
19103 Gundle Road
Houston, TX 77073
Attention: Samir T. Badawi, Chief Executive Officer

with copies to:

Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, Illinois 60606
Facsimile: (312) 876-3854
Attention: Daniel J. Hennessy and Marcus J. George

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Facsimile: (312) 861-2200
Attention: Kevin R. Evanich, P.C.

(h)           Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

(i)            No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(j)            Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(k)           Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(1)           Survival of Representations and Warranties; Termination of Covenants. All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of any Stockholder. In the event any provision of this Agreement is terminated, such termination shall not relieve any party from liability for its prior breach of this Agreement or for failure by it to perform its obligations hereunder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

GEO HOLDINGS CORP.

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Its:	President

CODE HENNESSY & SIMMONS IV LP

By:	CHS Management IV LP
Its:	General Partner

By:	Code Hennessy & Simmons LLC
Its:	General Partner

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Its:	Partner

CHS ASSOCIATES IV

By:	Code Hennessy & Simmons LLC
Its:	General Partner

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Its:	Partner

Signature Page to Stockholders Agreement

MINORITY STOCKHOLDERS

Spouse (if applicable)

/s/ Samir T. Badawi		/s/ Spouse
Samir T. Badawi

/s/ Ernest C. English		/s/ Spouse
Ernest C. English

/s/ Gerald E. Hersh		/s/ Spouse
Gerald E. Hersh

/s/ James Steinke		/s/ Spouse
James Steinke

/s/ Paul Firrell
Paul Firrell

/s/ Dr. Mohamed Abd El Aziz Siad Ayoub		/s/ Spouse
Dr. Mohamed Abd El Aziz Siad Ayoub

/s/ Paige Walsh		/s/ Spouse
Paige Walsh

RANDOLPH STREET PARTNERS VI

By:	/s/ Kevin Evanich
Name:	Kevin Evanich
Its:	Partner

Signature Page to Stockholders Agreement

EXHIBIT A

STOCKHOLDERS AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agreement dated as of May 18, 2004 (as the same may hereafter be amended, the “Stockholders Agreement”), among GEO Holdings Corp., a Delaware corporation (the “Company”) and the other person named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as a holder of Stockholder Shares in the same manner as if the undersigned were an original signatory to the Stockholders Agreement, and the undersigned’s                        shares of Common Stock shall be included as Stockholder Shares under the Stockholders Agreement. Any notice required to be given to the undersigned pursuant to Section 11(g) of the Stockholders Agreement shall be sent to the address set forth below.

Accordingly, the undersigned has executed and delivered this Joinder as of the         day of                           ,             .

Signature of Stockholder

Print Name of Stockholder

Address:

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of May 2, 2006, is made by GEO Holdings Corp., a Delaware corporation (the “Company”), Code Hennessy & Simmons IV LP, a Delaware limited partnership (“CHS”) and Samir T. Badawi (“Badawi”). Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Stockholders Agreement (as defined below).

WHEREAS, the Company, CHS, Badawi and other holders of the Company’s equity securities are parties to that certain Stockholders Agreement, dated as of May 18, 2004 (the “Stockholders Agreement”);

WHEREAS, CHS intends to enter into certain Stock Purchase Agreements with employees and directors of the Company or its subsidiaries (the “Employee/Director Purchase Agreements”); and

WHEREAS, the Company, CHS and Badawi desire to amend the Stockholders Agreement as set forth herein to bind all parties to the Stockholders Agreement pursuant to Section 11(a) thereof prior to the effectiveness of the Employee/Director Purchase Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment and Restatement of Section 2(d)(iii). Section 2(d)(iii) of the of the Stockholders Agreement is hereby amended and restated to read as follows:

(iii)    in the case of CHS, a Transfer of up to 5% in the aggregate of any class of Stockholder Shares held by CHS as of the date hereof to employees of, directors of, consultants to, and advisors to CHS, the Company, or any of their Affiliates.

2.             Amendment and Restatement of “Employee Repurchase Event” Definition. The definition of “Employee Repurchase Event” in Section 8 of the Stockholders Agreement is hereby amended and restated to read as follows:

“Employee Repurchase Event” means a Transfer of Stockholder Shares to the Company or CHS pursuant to a mandatory repurchase or a repurchase option, in each case set forth in (a) any Executive Securities Agreement between the Company and a Minority Stockholder, (b) any Stock Purchase Agreement among the Company, CHS and any Minority Stockholder or (c) any other agreement to which the Company, CHS and any Minority Stockholder are parties, in each case whether or not such Minority

Stockholder has ever been an employee of the Company or its subsidiaries.

3.             Consent to Amendment. The Company and CHS hereby consent to this Amendment pursuant to Section 11(a) of the Stockholders Agreement and as such consent may otherwise be required. Unless the context otherwise requires, any other document or agreement that refers to the Stockholders Agreement shall be deemed to refer to the Stockholders Agreement, giving effect to this Amendment (and any other amendments to the Stockholders Agreement made from time pursuant to its terms).

4.             Counterparts. This Amendment may be executed in multiple counterparts (which may be delivered by means of facsimile or comparable electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.             Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement, and interpretation of this Amendment and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

6.             Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

7.             Limited Amendment. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Stockholders Agreement except as expressly provided for in this Amendment.

* * * * *

2

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Stockholders Agreement as of the date first above written.

GEO HOLDINGS CORP.

By:	/s/ Samir T. Badawi
Name:	Samir T. Badawi
Its:	President & CEO

CODE HENNESSY & SIMMONS IV LP

By	CHS Management IV LP
Its:	General Partner

By:	Code Hennessy & Simmons LLC
Its:	General Partner

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Its:	Partner

/s/ Samir T. Badawi
Samir T. Badawi